Danka Announces Cost Reduction Plan

Actions Expected to Result in Annual Savings of $40-45 Million

ST. PETERSBURG, FLORIDA (December 12, 2003)—Danka Business Systems PLC (NASDAQ: DANKY) today provided more details regarding the cost restructuring plan which it previously announced on November 4, 2003. The restructuring plan is expected to result in total annual savings of approximately $40 to $45 Million which exceeds the company’s previous estimate of $30 Million.

The plan includes the consolidation and elimination of surplus real estate facilities, primarily in the U.S. and United Kingdom, and the elimination of approximately 675 jobs in the U.S., United Kingdom, Italy, Spain, Germany, Canada, Mexico, Puerto Rico and Brazil.

As a result of the employee severence and related costs, and the costs associated with the real estate changes, the Company expects to take a charge of $25 to $35 Million, primarily over the two fiscal quarters ending December 31, 2003 and March 31, 2004. The Company expects that most of the charge will be classified as Restructuring in the Company’s income statement with the balance to flow through normal operations.

“In recent years Danka has had a high cost structure, partly due to our acquisition legacy and the resulting, extensive analog machine population. Now, because of the improvements we have made in our U.S. IT system, the completion of the U.S. Headquarters consolidation and other actions, we can attack and reduce our high cost structure. This restructuring plan will help us reduce costs as we endeavor to drive improved operating margins in Fiscal 2005. It is also a major first step toward our reaching an SG&A goal of 30% of revenue. We will continue to aggressively pursue other cost savings as well,” said Lang Lowrey, Danka’s Chairman and Chief Executive Officer.

The Company expects that the charge will result in approximately $10 to $15 Million in cash requirements over the next year.

“For the past few years we have been focused largely on improving our balance sheet and back office operations, and we are pleased with our progress,” continued Lowrey. “We have also incubated high value growth initiatives that are being well accepted in the marketplace. Moving forward, it is incumbent upon us to get these cost structure improvements behind us so we can focus on growth. Our equipment population is now approximately 50% digital, which means that we are approaching the point where we should begin to see growth and reverse the revenue declines we have been experiencing these past five years.”

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The Company will discuss this cost reduction plan and its further cost reduction efforts in its third quarter earnings conference call which is expected to take place in early February.

About Danka

Danka delivers value to clients worldwide by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of office imaging equipment, document solutions and related services and supplies Danka enables choice, convenience and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach should strengthen the company’s client relationships and expand its strategic value.

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Contacts:    Danka Investor Relations—Donald W. Thurman, 770-280-3990

Danka London—Paul G. Dumond, 44-207-605-0150

Forward-Looking Statements: Certain statements contained in this press release, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions, made by, and information currently available to, our management. The words “goal”, “anticipate”, “expect”, “believe” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements.